                                                                    EXHIBIT 99.5

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY MAY BE CONVERTED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.


                            10% CONVERTIBLE DEBENTURE

$______________                            AUGUST 4, 2003 (THE "EFFECTIVE DATE")

         FOR VALUE RECEIVED, the undersigned, US DATAWORKS, INC. (the "COMPANY"), hereby promises to pay to the order of _______________________, the holder, or its assigns (the "HOLDER"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of __________________ ($________). The principal hereof together with any unpaid accrued interest thereon, shall be due and payable on August 4, 2004 (the "MATURITY DATE"). Payment of all amounts due hereunder shall be made at the address of the Holder provided herein. The Company further promises to pay interest at the rate of ten percent (10%) PER ANNUM on the outstanding principal balance hereof. The accrued interest shall be payable in cash semi-annually on the dates six and twelve months following the Effective Date (the "SEMI-ANNUAL INTEREST PAYMENTS"). The Semi-Annual Interest Payment due twelve months following the Effective Date shall be paid on the Maturity Date. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (the "LATE FEE") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

         This Debenture has not and will not be registered under the Securities Act of 1933, as amended (the "ACT") or applicable state securities laws, in reliance on the exemption from registration afforded by Regulation D promulgated under the Act. This Debenture may not be offered, sold, transferred or otherwise disposed of, unless such securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

         Any capitalized terms not defined herein shall have the meaning ascribed to such term as provided in that certain Securities Purchase Agreement, of even date herewith, entered into by and between Company and Holder (the "SECURITIES PURCHASE AGREEMENT").

         1. REDEMPTION. The Company may redeem this Debenture prior to the Maturity Date only if the Holder agrees, in writing, to the terms and condition of such redemption. Any partial redemption of the outstanding principal amount shall in no way release, discharge or affect the remaining obligations of the Company under this Debenture until this Debenture is paid in full.

         2. TRANSFERABILITY. This Debenture shall be freely transferable by the Holder provided such transfer is in compliance with applicable federal and state securities laws.

         3. CONVERSION.

                  (a) The Holder may, in its sole discretion, convert all or any portion of this Debenture into the common stock of the Company, $00001 par value per share, and any securities into which such common stock may hereafter be reclassified ("COMMON STOCK"), by delivering written notice ("CONVERSION NOTICE") to the Company at any time following the Conversion Date. For purposes of this Section 4, the "CONVERSION DATE" shall mean the Trading Day immediately following the earlier of either (i) the approval by the Company's shareholders and implementation of a reverse stock split, the result of which causing enough authorized but not issued Common Stock to accommodate the full conversion of the Debentures and exercise of the Original Warrants and New Warrants held by each of the parties to the Securities Purchase Agreement; (ii) the approval and implementation of an increase to the authorized Common Stock, such increase in the authorized number of Common Stock substantial enough to accommodate the full conversion of the Debentures and full exercise of the Original Warrants and New Warrants held by each of the parties to the Securities Purchase Agreement; or
(iii) the period ending ten trading days following the Maturity Date.

                  (b) The Debenture, or portion hereof, shall be convertible into such number of Common Stock (the "DEBENTURE SHARES") as will be determined by dividing the principal amount of the Debenture, and all or any portion of the accrued interest (at Holder's sole discretion), if any, by the Per Share Conversion Price of nine cents ($0.09) per share, as adjusted hereunder. The Company agrees that such Debenture Shares shall be deemed to be issued to the Holder as the record holder of such shares as of the close of business on the date of the Company's receipt of the Conversion Notice (the "CONVERSION NOTICE DATE"). A stock certificate for the shares of Common Stock shall be delivered to the Holder within three (3) business days following the Conversion Notice Date ("SHARE DELIVERY DATE") along with a bank check in the amount of accrued and unpaid interest on such portion so converted. No adjustments shall be made to the number of shares issuable upon conversion of this Debenture for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Debenture Shares. Notwithstanding anything herein to the contrary, if the Company, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding


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

shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Per Share Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (c) In lieu of declaring an Event of Default pursuant to
Section 4, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 3(b) by the Shares Delivery Date, at the election of the Holder, one of the following shall occur:

                  (i) the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered; or

                  (ii) if after the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Debenture Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue the Debenture in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements this Section. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         Nothing herein shall limit a Holder's right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages under applicable law.

                  (d) If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Debenture, the Holder shall have the


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

right to receive, at the Holder's option, (i) an amount in cash at the closing of the Fundamental Transaction equal to the Default Amount (as defined in Section 4) at such time (notwithstanding that no Event of Default (as defined in Section 4) has occurred) or (ii) for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Per Share Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Per Share Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

         4. DEFAULT. The occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default:

                  (a) The non-payment of any principal, Semi-Annual Interest Payments (including late fees) or amounts due pursuant to Section 3(c) when such payment becomes due and payable and the Company's continued failure to make such payment for a period often (10) days thereafter;

                  (b) The material breach of this Agreement and such default continues for ten (10) days after written notice of such default is received by Company;

                  (c) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

                  (d) The Common Stock shall not be eligible for quotation on or quoted for trading on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market;

                  (e) The Company shall fail for any reason to deliver certificates to the Holder prior to the fifth business day after the date a Conversion Notice is delivered to the Company by the Holder or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof or thereof;

                  (f) On the Maturity Date, an insufficient number of shares of Common Stock is available to accommodate the full conversion of the Debentures and exercise of the Original Warrants and New Warrants; or

                  (g) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, insolvency, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

         Upon the occurrence of any Event of Default, the Holder may, by written notice to the Company declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the greater of (A) the outstanding principal balance of the portion of this Debenture declared due and payable by the Holder and (B) the number of Debenture Shares into which the outstanding principal balance of the portion of this Debenture declared due and payable by the Holder is convertible multiplied by the average of the 10 VWAPs immediately prior to the date such payment is demanded by the Holder and (ii) all accrued and unpaid interest hereon and any other fees or amounts due under this Debenture (the "DEFAULT AMOUNT"). Interest shall accrue on the amount due hereunder from the 10th day after such payment is due through the date of payment in full hereunder. A declaration of an Event of Default may be rescinded ad annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         5. DEBENTURE SHARES.

                  (a) The Company covenants that, commencing on the Conversion Date, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of the Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

                  (b) The issuance of certificates for Debenture Shares on conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         6. COMPANY'S OBLIGATIONS. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and other amounts (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders or (b) enter into any agreement with respect to any of the foregoing.

         7. LOST DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         8. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Company is:

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

                                            US Dataworks, Inc.
                                            5301 Hollister Road
                                            Houston, Texas 77040

         Company shall give written notice of any change of address to the Holder. The address of the Holder is as set forth on the signature page to this Debenture, and the Holder shall give written notice of any change of address to the Company.

         9. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mall or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         10. CONFORMITY WITH LAW. All agreements between the Holder and Company are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Debenture or otherwise, shall the rate of interest hereunder exceed the maximum rate permissible under applicable law. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

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

         11. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Debenture is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the other provisions hereof, which shall remain binding and enforceable.

         12. WAIVER; AMENDMENT. The Company hereby waives presentment, demand, protest and notices of protest, demand, dishonor and nonpayment. Any provision of this Debenture may be amended, waived or modified only upon the written consent of the parties hereto.

         13. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Debenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         14. ASSIGNABILITY. The Company's obligations hereunder are nontransferable and nonassignable without the prior written consent of Holder.

         15. ENTIRE AGREEMENT. This Debenture and the Securities Purchase Agreement (as well as any other Transaction Documents attached thereto or described therein) represent the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

         16. FACSIMILE EXECUTION. Any signature delivered by facsimile transmission shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         17. LEGAL REPRESENTATION. Company and Holder, respectively, agree and represent that each party has been represented by such party's legal counsel with regard to all aspects of this Debenture, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's legal counsel prior to the execution of this Debenture.


                           ** * * * * *** * * * * * *

         IN WITNESS WHEREOF, the undersigneds have caused this Debenture to be duly executed by their respective authorized signatories as of the date first indicated above.

__________________________________                US DATA WORKS, INC.


__________________________________                ______________________________
Its authorized representative                     Its authorized representative


__________________________________                ______________________________
Title                                             Title



ADDRESS FOR NOTICE:
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